Consent of Nominee for Director

     I hereby consent to the use of my name as nominee for the position of Director in the Registration Statement on Form S-1 (File No. 333-33449) and related Prospectus of Tekgraf, Inc.

Date: October 7, 1997

                                       /s/ Frank X. Dalton
                                       ----------------------------
                                           Frank X. Dalton